EXHIBIT 23.1  CONSENT OF MARTIN & PRITCHETT, P.A.

Martin & Pritchett, P.A.
17115 Kenton Drive, Suite 202A, Cornelius, North Carolina 28031
TELEPHONE (704) 584-0268; FACSIMILE (704) 895-1528

Board of Directors
Greater China Media and Entertainment Corp.
10th Floor, Building A, Tongyongguoji Center
No. 3 Jianguomenwai Road,
Chaoyang District, Beijing, China 100101

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

Martin & Pritchett, P.A.

Date: July 17, 2007	By:	/s/Harold H. Martin
Harold H. Martin